SHOWCASE ENTERTAINMENT, INC.
Warner Center, 21800 Oxnard Street, Suite 150
Woodland Hills, California  91367

September 15, 2006

Mr. Tom Coleman
Lux Digital Pictures GmbH
Seestr. 13
13353 Berlin, Germany

Dear Tom:

The following sets forth the material terms of the agreement between Lux Digital Pictures GmbH ("Producer") and Showcase Entertainment, Inc. ("Showcase") pursuant to which Showcase is hereby appointed to be the exclusive foreign sales agent in connection with NIGHT OF THE LIVING DEAD 3D (the “Picture”):

1.     TERM:  Five (5) years automatically extending an additional five (5) years provided Showcase has received gross sales revenues equal to or exceeding $1,500,000. Showcase can grant rights to its licensees for up to fifteen (15) years (except for twenty (20) years for the German speaking territories, Australia/New Zealand and the Italian speaking territories).

2.    RIGHTS & TERRITORY: The world excluding the U.S. and Canada, in all media, excluding only merchandising, publishing and soundtrack rights. All agreements shall be entered into “as agent for” the Producer.

3.    DISTRIBUTION FEE (computed on gross revenues received): 10% of the first $1,000,000 of gross revenues; 12.5% on gross revenues collected in excess of $1,000,000 but less than $2,000,000 and; 15% on gross revenues collected in excess of $2,000,000.

4.    RECOUPABLE DISTRIBUTION EXPENSES: (a) the total sum of $35,000.00 for Showcase’s attendance at the film and television markets, chargeable: $11,666.00 for each of the Picture’s first three film markets (e.g., AFM, Berlin and Cannes).  Showcase will also be exploiting the Picture at MIPCOM, MIPTV, NATPE and any other markets that it attends at no charge; and (b) All other expenses shall be advanced by Showcase and must be approved in writing by Producer (eg. art, trailer, screenings, screeners, and ads).

5.    DELIVERY REQUIREMENTS:  Producer will timely deliver to Showcase within three (3) months (or give Showcase lab access, as applicable) all technically correct film and television elements and appropriate documentation and publicity materials as are necessary for Showcase to make delivery of the Picture to all of its licensees in accordance with standard industry practice.

Tom Coleman
September 15, 2006
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6.    ACCOUNTINGS, SEPARATE BANK ACCOUNT and AUDIT RIGHTS: Accountings will be monthly during the first year, quarterly during the second year and bi- annually thereafter.  Showcase shall establish a separate bank account or open an escrow account for the Picture into which all gross revenues shall be deposited and dispersed per this Agreement.  Producer shall have the right to audit Showcase’s records in connection with the Picture 30 days prior written notice, at Producer’s sole cost and expense, no more frequently than once per year with no statement to be audited more than once.

7.    RESOLUTION OF DISPUTES:  By final, binding and non-appealable arbitration in accordance with the rules and procedures of IFTA. Producer’s rights in the event of any breach or purported breach by Showcase shall be limited to an action at law for damages.  There shall be a mutual indemnity and a 30 day cure provision for any purported breach.

8.    MINIMUMS: Producer and Showcase do hereby  mutually approve the Schedule of Minimums, attached hereto as Schedule “A” and made a part hereof, pursuant to which Showcase shall not have the right to accept any offer for rights  which does not equal or exceed the minimum aggregate amount set forth in the Schedule for all rights in a particular territory without Producer’s written approval.  The Minimums are not guaranteed, but are set forth solely to prohibit Showcase from licensing any particular medium for a minimum guarantee amount lower than those presently desired by Producer.

9.    PACKAGING:  Showcase shall not “package” the Picture (ie. Showcase shall not require a buyer to take other pictures along with the Picture).  It is acknowledged that Showcase may sell more than one movie, including the Picture, to the same licensee.

10.  REPS AND WARRANTIES: Producer shall provide representations and warranties in accordance with standard industry practice including but not limited to the following:

(a)   Showcase and its licensees shall have the right to use the names and likenesses of all cast & crew in connection with the Picture and ads regarding the Picture.

(b)   Producer has and will at all times have the sole right, title and interest in and to the Picture free and clear from any liens (other than SAG) and/or other claims; the Picture and the use of the title will not infringe on or violate any rights of any person, corporation and/or other entity; Producer has the right to enter into this Agreement and to grant the rights granted to Showcase hereunder; and Showcase's exercise of its rights under this Agreement shall not infringe on the rights of any person, corporation and/or other entity.

Showcase hereby represents and warrants that it is a Corporation in good standing and it shall use its best, reasonable efforts to market, sell and otherwise exploit the Picture, including obtaining so called “theatrical deals” whenever possible, in accordance with its best business practices and shall endeavor to achieve maximum sales and results on behalf of the Producer, in full consultation therewith.

Tom Coleman
September 15, 2006
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11.    TERMINATION. This Agreement may be terminated upon the mutual agreement of the parties or upon the declared insolvency or dissolution of Showcase.

All signatories to this Agreement hereby acknowledge and agree that they have read this Agreement and have been given the opportunity to consult legal representation prior to execution of same. This Agreement may not be modified or waived except by a writing signed on behalf of the party to be charged.

Very truly yours,	Accepted and Agreed:
Showcase Entertainment, Inc.	Lux Digital Pictures GmbH

By: An Authorized Signer	By: An Authorized Signer

Tom Coleman
September 15, 2006
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"NIGHT OF THE LIVING DEAD - 3D" - SCHEDULE OF ASKING PRICES AND MINIMUM PRICES

EXHIBIT "A"

	ASKING	MINIMUMS	MINIMUMS	MINIMUMS	MINIMUMS
TERRITORY	PRICES	THEATRICAL	VIDEO	TELEVISION	ALL RIGHTS
ARGENTINA/URU/'PAR	$40.000	$15,000	$7,000		$22.000
AUSTRALIA/NZ	125.000	75.000	10,000	10,000	95,000
ASIA (PAY TELEVISION)	25,000			12,000	12,000
BANGLADESH	15,000	5,000	2,000	2,000	9,000
BENELUX	75,000	30,000	7.500	7,500	45,000
BRAZIL	75,000	30,000	15,000		45,000
BULGARIA	10,000	2,000	2,000	1,000	5,000
CANADA (ENGLISH)	150,000	75.000	15,000	10,000	100,000
CHILE	8,000	2,500	1,000		3,500
CHINA	50,000	10,000	10,000	10,000	30,000
COLUMBIA	15,000	7,500	2,500		10,000
CROATIA/SLOVANIA	10,000	1,000	1,000	1,000	3,000
CZECHOSLOVAKIA	10,000	2,000	2,000	1,000	5,000
DOMINICAN REPUBLIC	8,000	1,000	500		1,500
EAST AFRICA	25,000	10,000	5.000	4,000	19,000
ECUADOR/PERU/BOLIV1A	15,000	5,000	3,000		8,000
ENGLAND/UK	200,000	50,000	10,000	20,000	80,000
FRANCE	250,000	50,000	Straight dist	20,000	90,000
FRENCH CANADA	35,000	15,000	10,000	5,000	30,000
GERMANY/ AUSTRIA	300,000	100,000	25,000	75,000	200,000
GREECE	20.000	7,000	4,000	2,000	13,000
HONG KONG	30,000	8,000	2,000	2,000	12,000
HUNGARY	10,000	2,000	1,000	1,000	4,000
INDIA	75,000	15,000	10,000	10,000	35,000
INDONESIA	35.000	12,000	2,000	2,000	16,000
ISRAEL	15,000	7,000	2,000	1,000	10,000
ITALY	300,000	100,000	20.000	30,000	150,000
JAPAN	400,000	150.000	25,000	50,000	225,000
KOREA	150,000	50.000	20.000	20,000	90,000
LATIN AMERICAN TV	50,000			25,000	25,000
MALAYSIA	10,000	2,000	2,000	1,000	5,000
MEXICO/ CENTRAL AMER	30,000	15,000	4.000		19,000
MIDDLE EAST	15,000	2,000	2,000	1,000	5,000
PAKISTAN	25,000	7,500	5,000	2,500	15,000
PHILIPPINES	35,000	7,500	7,500	5,000	20,000
POLAND	25,000	7,500	4,000	3,500	15,000
PORTUGAL	20.000	5,000	3,000	2,000	10,000
ROMANIA	15,000	4,000	l,000	2,000	7,000
RUSSIA	125,000	50,000	10.000	15,000	75,000
Scandinavia	NORDISK STRAIGHT DISTRIBUTION DEAL
SINGAPORE	10,000	2,000	2,000	1,000	5,000
SOUTH AFRICA	NU METRO STRAIGHT DISTRIBUTION DEAL
SPAIN	250,000	75,000	20,000	30,000	125,000
SRI LANKA	8,000	2,000	2.000	2,000	6,000
TAIWAN	30,000	10,000	5,000	4,000	19,000
THAILAND	15,000	2,000	4,000	1,000	7,000
TURKEY	15,000	5,000	1,000	4,000	10,000
venezuela	15,000	5,000	2,000		7,000
WEST AFRICA	25,000	10,000	5,000	4.000	19,000

TOTAL (excluding USA)	$3,194,000	$1,048,500	$294,000	$399,500	1,742,000

Where Pay TV and Free TV are sold separately in any territory,  the minimum price for each of Pay TV and Free TV shall be deemed to be 50% of the applicable price set forth in the "MINIMUMS TELEVISION" column.